UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 12, 2010

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-10065	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Rella Blvd., Suite 160, Montebello, NY	10901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 533-4225

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On January 12, 2010, Advance Nanotech, Inc.  (the “Company”), reported that its minority owned subsidiary, Owlstone Nanotech, Inc. (“Owlstone”) has entered into an exclusive strategic development agreement with SELEX Galileo, a member of the Finmeccanica SPA group of companies, one of Europe’s foremost aerospace and defense organizations.  Owlstone and SELEX Galileo have executed a licensing agreement by which SELEX Galileo will obtain the exclusive right to develop and distribute Owlstone’s FAIMS chemical detection technology products within the military marketplace. Although the terms are confidential, the agreement is inclusive of an upfront exclusivity fee and development funding provided to Owlstone for the purposes of securing Owlstone’s engineering and technology capability within the military sector. The initial agreement is for a period of 12 months.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

d)	Exhibits

Exhibit Number		Description

99.1		Press Release Dated January 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Thomas P. Finn
Name: Thomas P. Finn Title: Chief Financial Officer & Secretary

Dated:  January 19, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated January 12, 2010 *

* Filed herewith